FREE WRITING PROSPECTUS Dated July 25, 2017	Filed Pursuant to Rule 433 Registration No. 333-207756 Registration No. 333-207756-04

World Omni Auto Receivables Trust 2017-B

Joint Leads: Barclays (str), Mizuho, MUFG

CL	$AMT(MM)	WAL	S/F	WIN	L.FIN	BENCH	SPD	YLD	CPN	PRICE
A-1	118.000	0.28	A-1+/F1+	1-6	08/18	Yld%		1.28%	1.28%	100.00000
A-2A	125.000	1.25	AAA/AAA	6-24	02/21	EDSF	+10	1.624%	1.61%	99.98938
A-2B	125.000	1.25	AAA/AAA	6-24	02/21	1mL	+10		1mL+10	100.00000
A-3	229.000	2.95	AAA/AAA	24-49	02/23	IntS	+22	1.967%	1.95%	99.97422
A-4	52.030	4.12	AAA/AAA	49-49	10/23	IntS	+39	2.261%	2.25%	99.99823
B	11.650	4.12	AA/AA	49-49	05/24	IntS	+52	2.391%	2.37%	99.96391

Ticker:	WOART 2017-B	Registration:	SEC Registered
Expected Ratings:	S&P/Fitch	ERISA Eligible:	Yes
Pxg Speed:	1.30% ABS, 10% call	Expected Pxg:	Priced
Min Denoms:	$1K x $1K	Expected Settle:	08/02/17
Bill & Deliver:	BARCLAYS	First Pay:	09/15/17

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THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.